Exhibit 10.31

COMMERCIAL  SUBLEASE

Effective Date of this Agreement:	December 1, 2019 (the “Effective Date,” hereinafter defined)

This Agreement is by and between	Agfa Corporation (“Sublessor”)

located at 611 River Drive Center 3, Elmwood Park, NJ 07407

AND	Cambium Networks, Inc. (“Sublessee”)

located at 3800 Golf Road, Suite 360, Rolling Meadows, IL 60008

Background

A.	This is an agreement (the “Sublease”) to sublet real property according to the terms specified below.
B.	The Sublessee and Sublessor are herein referred to individually as a “Party” and collectively as the “Parties.”

IN CONSIDERATION OF the Sublessor subletting  and  the Sublessee renting  the Premises (hereinafter defined), both Parties agree to keep, perform and fulfill the promises, conditions and agreements below:

1.	FACILITY AND PREMISES

Sublessor is the tenant by virtue of a lease wherein Thousand Oaks Arbors LLC was the original landlord, and subsequently assigned its interest to : LAX Sixth Avenue Arbors Equities LLC, a Delaware limited liability company, and LAX Arbors LLC, a Delaware limited liability company (collectively “Landlord”) and wherein the lease was amended by First Amendment to Lease dated as of June 12, 2013, and Second Amendment to Lease dated as of August 21, 2018 (collectively, the “Master Lease”). The facility consists of an office building located at 2545 W. Hillcrest Dr., Thousand Oaks, CA. Those certain premises known as Suite 220 located on the second floor of the Facility, consisting of approximately 8,722 square feet, (the “Premises”) which, for purposes of this Sublease, Sublessor hereby leases to the Sublessee. A layout of the Premises is attached hereto as Exhibit A.

This Sublease is contingent upon Landlord’s consent with the sublease of the Premises to Sublessee. In the event Landlord does not consent with the sublease of the Premises, this Sublease shall be null and void.

2.	TERM AND TERMINATION

The term (the “Term”) begins at 12:01 a.m. PST on the Effective Date and ends at 12:00 a.m. PST on January 31, 2022 (the “End Date”). The Term may be extended beyond the End Date by mutual agreement by the Parties provided that Sublessee gives written notice of its intent to extend the Term to Sublessor no later than December 31, 2020 (the “Extended Term”).

3.	PAYABLE RENT AND SECURITY DEPOSIT

The Base Rental Rate payable by Sublessee to Sublessor is agreed as follows:

Term (Months)	Date	Base Rent per RSF per month	Monthly Base Rent
1	12/1/2019	$2.16	$18,839.52
2	1/1/2020	$0.00	free
3	2/1/2020	$2.16	$14,221.52 (partial month free)
4	3/1/2020	$0.00	free
5	4/1/2020	$2.16	$18,839.52
6	5/1/2020	$2.16	$9,419.76 (1/2 month free)

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7	6/1/2020	$2.16	$18,839.52
8	7/1/2020	$0.00	free
9	8/1/2020	$2.23	$19,450.06
10	9/1/2020	$2.23	$19,450.06
11	10/1/2020	$0.00	free
12	11/1/2020	$2.23	$19,450.06
13	12/1/2020	$2.23	$19,450.06
14	1/1/2021	$0.00	free
15	2/1/2021	$2.23	$19,450.06
16	3/1/2021	$2.23	$19,450.06
17	4/1/2021	$2.23	$19,450.06
18	5/1/2021	$2.23	$9,725.03 (1/2 month free)
19	6/1/2021	$2.23	$19,450.06
20	7/1/2021	$2.30	$10,016.78 (1/2 month free)
21	8/1/2021	$2.30	$20,033.56
22	9/1/2021	$2.30	$10,016.78 (1/2 month free)
23	10/1/2021	$2.30	$20,033.56
24	11/1/2021	$2.30	$10,016.78 (1/2 month free)
25	12/1/2021	$2.30	$20,033.56
26	1/1/2022	$2.30	$10,016.78 (1/2 month free)

Amounts are due and payable beginning on the Effective Date and the first day of each month thereafter during the Term. Sublessee shall pay a security deposit to Sublessor in the amount of $10,016.78 due and payable on the Effective Date.

4.	NOTICES AND RECORDS

Any notice that either party may give, or is required to give, shall be given by mailing the same, postage prepaid, to the Sublessor at the address in the introductory paragraph of this Agreement, or the Sublessee at the address in the introductory paragraph of this Agreement, or at such other places as may be designated by the Parties in writing from time to time.

5.	TERMINATION
a)	~~Sublessor may terminate the lease without cause by giving written notice to Sublessee at least thirty (30) days prior to the date of termination~~. /s/ SC 12/19/19 /s/ DR 01/02/20
b)

Upon the expiration or earlier termination of this Agreement, Sublessee shall pay all fees due and payable to Sublessor, and shall return the Premises to Sublessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted. Upon the expiration or termination of this Agreement, Sublessee shall return all badges, keys, any access keys and the like to Sublessor.

6.	USE
a)

Uses Permitted. The Sublessee may occupy and use the Premises for research and development, general office and administrative functions. The Sublessee may occupy or use the Premises in this manner during the normal business hours. The Premises shall be for no other purpose. The Sublessor represents that the Premises may lawfully be used for such purpose, which representation is a material term of the Sublease on which Sublessee relies in entering into the Sublease. Sublessee at its sole expense shall obtain all licenses or permits which may be required for its business within the terms of this Sublease, or for the making of approved repairs, alterations or improvements.

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b)

Sublessee shall not use the Premises or permit the use of any dangerous, noxious, or offensive trade or business, nor cause or maintain any nuisance upon the Premises and shall comply with all federal, state and local environmental laws and regulations now in force, or that may hereafter be in force. Sublessee shall give Sublessor immediate notice of any failure of Sublessee to comply with any such law or regulation.

c)

Sublessee may use the existing Supplemental HVAC system under the Master Lease. Sublessee shall be responsible for all preventative maintenance and repairs by hiring a third party maintenance service at its sole cost and expense.

d)	Sublessee shall have use of the existing furniture in the Premises.
e)

The use and occupation by the Sublessee of the Premises shall include the right to use in common with others entitled thereto the common area, subject to the terms and conditions of this Sublease and reasonable rules and regulations for the use thereof, as prescribed from time to time by the Facility owner. The term “Common Areas” as used in this Sublease shall mean all facilities furnished in the Facility and designated for the general use, in common with other occupants of the Facility, including Sublessee, its officers, agents, employees, and customers, which facilities may include, but are not limited to, walkways, elevators, landscaped areas and other similar facilities available for common use which may from time to time exist.

7.	ALTERATIONS

The Sublessee shall not, without first obtaining the written consent of the Sublessor or Landlord, as applicable, make any alterations, additions, or improvements, in, to or about the Premises.

8.	DUTIES AND PERFORMANCE OF SUBLESSEE
a)

During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Lessor, each and every obligation of Sublessor under the Master Lease to the extent such obligations apply to the Premises.

b)

Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys’ fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s obligations.

c)	Sublessee Improvements. Sublessee shall not make any improvements on the Premises.
7.	ASSIGNMENT & SUBLETTING

The Sublessee shall not assign this Sublease or sublet any portion of the Premises without prior written consent of the Sublessor. Consent to subleasing shall not be unreasonably withheld unless it is based upon refusal by the Owner to give consent, in the Owner’s sole judgment. Any such assignment or subletting without consent shall be void.

8.	INDEMNIFICATION

Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from any and all third-party claims, damages, liabilities or expenses arising out of or related to (i) Sublessee’s use of the Premises or the Common Areas, (ii) any and all claims arising from any breach or default in the performance of any obligation of Sublessee, and (iii) any act, omission or negligence of Sublessee, its agents or its employees, except in each case to the extent arising out of the negligence, breach, willful misconduct, or other action or inaction of Sublessor or any of its agents or employees. Sublessee further releases Sublessor from liability for any damages sustained by Sublessee or any other person claiming by, through or under Sublessee due to repair of the Premises, the Facility, or any part thereof, to the extent that repairing same is Sublessee’s obligation hereunder.

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9.	INSURANCE

Sublessee shall maintain at its sole expense during the Term hereof public liability insurance covering the Premises in an amount of $1,000,000.00 for injury or death to any one person; $2,000,000.00 for injury and/or death to  any number of persons in  any one accident; and property  damage insurance in  an  amount of

$1,000,000.00. Sublessee will cause such insurance policies to name Sublessor as an additional insured on a primary and non-contributory basis with respect to Sublessee’s liabilities assumed under the indemnification provisions of Section 8 of this Sublease. Sublessee shall also keep in force fire and extended coverage insurance for the full replacement value of Sublessee’s improvements and Sublessee’s property, including, but not limited to, inventory, trade fixtures, furnishings and other personal property. Sublessee will cause such insurance policies to name of Sublessor as additional insureds and to be written so as to provide that the insurer waives all right of recovery by way of subrogation against Sublessor in connection with any loss or damage covered by the policy. In addition, Sublessee shall keep in force workman's compensation or similar insurance to the extent required by law. Sublessee shall deliver said policies or certificates thereof to Sublessor at least ten (10) days prior to the commencement of the Term. Should Sublessee fail to effect the insurance called for herein Sublessor may, at its sole option, procure said insurance and pay the requisite premiums, in which event, Sublessee shall pay all sums so expended to Sublessor, as additional rent following invoice. Each insurer under the policies required hereunder shall agree by endorsement on the policy issued by it or by independent instrument furnished to Sublessor that it will give Sublessor thirty (30) days prior written notice before the policy or policies in question shall be altered or cancelled.

10.	SUBLESSOR’S REMEDIES UPON DEFAULT

If the Sublessee defaults in the performance of any of the covenants or conditions of this Agreement, the Sublessor may give the Sublessee written notice of such default and if the Sublessee does not cure any such default within thirty (30) business days after the giving of such notice (or, if such other default is of such a nature that it cannot be completely cured within such period, then within a reasonable time), then the Sublessor may terminate this Sublease by giving not less than thirty (30) calendar days’ written notice to the Sublessee. On the date specified in such notice the Term of this Sublease shall terminate, and the Sublessee shall then quit and surrender the Premises to the Sublessor. If this Sublease shall have been so terminated by the Sublessor, the Sublessor may at any time thereafter resume possession of the Premises by any lawful means and remove the Sublessee or other occupants and their effects.

11.	WAIVER

No failure of the Sublessor or the Sublessee to enforce any term of this Agreement shall be deemed to be a waiver.

12.	HEIRS, ASSIGNS & SUCCESSORS

This Agreement is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

13.	REPRESENTATION ON AUTHORITY OF PARTIES/SIGNATORIES

Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement on behalf of their respective corporation, sole proprietorship, partnership or other entity. Each Party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such Party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such Party and enforceable in accordance with its terms.

14.	SUBORDINATION

This Sublease is and shall be subordinated to all existing and future liens and encumbrances against the property, including the Master Lease. If any proceedings are brought for foreclosure, or in the event of

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the exercise of the power of sale under any mortgage or deed of trust made by the Sublessor covering the Subleased Premises, the Sublessee shall recognize such purchaser as the Sublessor under this Sublease.

15.	SEVERABILITY

If any provision of this Sublease is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Sublease that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the Parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Sublease is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this Agreement shall remain in full force and effect.

16.	GOVERNING LAW AND JURISDICTION

This Sublease shall be governed by the laws of the State where the Facility is located. Any claims, legal proceeding or litigation arising in connection with this Sublease will be brought solely in state and federal courts of the State of New Jersey, and the Parties consent to the jurisdiction of such courts.

17.	LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR DAMAGES RESULTING FROM BUSINESS INTERRUPTION WHETHER BASED IN WARRANTY, CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS OF ANY NATURE OR CHARACTER.

18.	CONSTRUCTION OF CONTRACT

This Sublease was negotiated pursuant to an arms’ length transaction and is the product of joint drafting. Each party acknowledges that it has had sufficient opportunity to consult with attorneys concerning the terms of this Sublease before singing it. This Sublease will not be construed against either party more strictly than against the other party.

19.	COUNTERPARTS

This Sublease may be executed on any number of counterparts with the same effect as if the signatures were on the same instrument.

20.	SUBJECT TO MASTER LEASE

The sublease will in all respects be subject to the terms and conditions of the Master Lease, and Sublessee will be bound by all of the provisions applicable to “Tenant” thereunder as to the Sublease Premises, except for those portions that are by their express terms personal to Sublessor or that contradict provisions in this Sublease.

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Exhibit 10.31

Understood, Agreed & Approved

We have carefully reviewed this contract and agree to and accept all of its terms and conditions. We are executing this Agreement as of the Effective Date above.

Sublessee: Cambium Networks, Inc	Sublessor: Agfa Corporation

/s/ STEPHEN CUMMING	/s/ DAVID RITTER
By	By

Stephen Cumming	David Ritter
Name	Name

CFO	CFO
Title	Title

December 13, 2019	December 13, 2019
Date	Date

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Exhibit 10.31

Exhibit A

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Exhibit 10.31

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